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                                                                   EXHIBIT 10.38



                                VOTING AGREEMENT



                  Voting Agreement, dated as of April 30, 1999 (the "Voting Agreement"), by and among The Goldman Sachs Group, Inc., a Delaware corporation ("GS Inc."), on the one hand, and The Sumitomo Bank, Limited, a corporation organized under the laws of Japan ("Sumitomo"), and Sumitomo Bank Capital Markets, Inc., a Delaware corporation and a wholly-owned subsidiary of Sumitomo ("SBCM"), on the other hand.

                  WHEREAS, pursuant to the Amended and Restated Subscription Agreement, dated as of March 28, 1989 (as amended by the letter agreement, dated March 15, 1999 of which this Voting Agreement is Annex C, the "Subscription Agreement"), among Sumitomo and SBCM, on the one hand, and Goldman, Sachs & Co., a New York limited partnership ("GSNY"), and The Goldman Sachs Group, L.P., a Delaware limited partnership (the "Partnership"), on the other, Sumitomo and SBCM each delivered to the Partnership its irrevocable proxy, dated March 28, 1989, in the form of Annexes 5(a) and 5(b) to the Subscription Agreement (the "Proxies");

                  WHEREAS, pursuant to a Plan of Incorporation adopted pursuant to Article I, Section 14 of the Amended and Restated Memorandum of Agreement, dated as of November 28, 1998 (the "Memorandum of Agreement") of the Partnership, GS Inc. will succeed to the business of the Partnership and, in connection therewith and pursuant to the terms of the Bank Partnership Provisions of (and as defined in) the Memorandum of Agreement and the Subscription Agreement, GS Inc. will issue securities to SBCM;

                  WHEREAS, the Securities are subject to the Proxies and GS Inc. is willing to terminate the Proxies in consideration of the agreements and undertakings of Sumitomo and SBCM contained herein;

                  GS Inc., Sumitomo and SBCM hereby agree as follows:

                  1. The Partnership, GSNY and GS Inc., as successor to the Partnership, issuer of the securities and beneficiary of the Proxies, release each of Sumitomo and SBCM from its Proxy.

                  2. Each of Sumitomo and SBCM agree, during the period of limited duration specified below, to vote any and all securities of GS Inc. or of any subsidiary of GS Inc. which have any voting rights, general or special (herein collectively referred to as "Securities"), and which Sumitomo or SBCM may from time to time hold of record or beneficially own, and agree
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         to cause any direct or indirect subsidiary of Sumitomo to vote any securities of GS Inc. or any subsidiary thereof that may be acquired by such subsidiary of Sumitomo, at any meeting of stockholders of GS Inc. or any such subsidiary (as the case may be), and to provide written consent on behalf of Sumitomo, SBCM or any such subsidiary as to any matter as to which written consent is sought from the owners of any Securities, in each case (x) with respect to Securities of GS Inc., in the same manner as the majority of the shares of common stock held by the managing directors of GS Inc. shall be voted or consented in the vote of the stockholders of GS Inc. and (y) in the case of Securities of a subsidiary of GS Inc., in the same manner as the shares of common stock held by the immediate parent of such subsidiary shall be voted or consented. Notwithstanding the foregoing, however, this agreement shall not extend to the approval of any change or modification in (i) the Registration Rights Agreement, the Subscription Agreement or this Agreement or (ii) the material terms of any Securities held by Sumitomo and SBCM. For purposes of this Voting Agreement, the exchange, conversion or other transfer of Securities or any other securities by or on behalf of Sumitomo, SBCM or any direct or indirect subsidiary of Sumitomo for other securities of GS Inc. (or any successor or assign thereof) pursuant to and in accordance with the Subscription Agreement and/or the Bank Partnership Provisions (including, but not limited to, pursuant to Schedules I, II and III to the Subscription Agreement or
         Section 5 of the Bank Partnership Provisions) shall not be considered a change in the material terms of Securities held by Sumitomo or SBCM.

                  3. For purposes of this Voting Agreement, "Securities" includes, without limitation, (i) the Public Preferred Stock defined in
         Schedule III to the Subscription Agreement and the Public Common Stock defined in Schedule II to the Subscription Agreement and (ii) any other securities (which have voting rights, general or special) of GS Inc. or any subsidiary thereof issued to SBCM pursuant to the Subscription Agreement or the "Bank Partnership Provisions" referred to in the Subscription Agreement. The provisions of this Agreement shall apply to Securities of any successor or assign of GS Inc. (except an acquirer of the business of GS Inc. as referred to in Section 6(c) of the Bank Partnership Provisions) on the terms set forth therein.

                  4. This Voting Agreement shall terminate on the date of the final disposition by Sumitomo and SBCM of any and all Securities referred to in Section 13(b) of the Subscription Agreement or the cancellation thereof.

                  5. To the extent (if any) Sumitomo and SBCM would retain under law, regardless of the agreements in paragraph 2 hereof, any residual


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         rights inconsistent with paragraph 2 hereof, each of Sumitomo and SBCM, in consideration of the release by the Partnership, GSNY and GS Inc. of each of Sumitomo and SBCM from its Proxy, and as agreed with (and relied on by) the Partnership, GSNY and GS Inc., hereby specifically and expressly (i) waives such rights, (ii) agrees never to exercise such rights and (iii) agrees never to claim, as a complaint or a defense, or otherwise assert that this Voting Agreement is not valid or enforceable.

                  6. The invalidity or unenforceability of any provisions of this Voting Agreement shall not affect the validity or enforceability of any other provision. To the extent (if any) any provision hereof is deemed invalid or unenforceable by its scope but may be made valid or enforceable by limitations thereon, the undersigned intend that this Voting Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  7. (a) THIS VOTING AGREEMENT SHALL BE GOVERNED BY AND WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                  (b) Any dispute, controversy or claim arising out of or relating to provisions of this Voting Agreement shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law ("UNCITRAL") in effect on the date of this Agreement. The number of arbitrators shall be three and the Administering Authority shall be the American Arbitration Association. The tribunal shall adopt rules of procedure supplementary to the rules of UNCITRAL as it deems equitable under the circumstances. All direct costs of an arbitration proceeding under this Section, including fees and expenses of arbitration, shall be borne by the party incurring them. The place of arbitration shall be The City of New York. The arbitration shall be conducted in the English language. An award rendered by all or a majority of the arbitrators shall be final and binding, and judgment may be entered upon it in any court having jurisdiction. In no event shall this subsection be construed as conferring upon any court authority or jurisdiction to inquire into or review such award on its merits. The parties agree to exclude any right of application or appeal to the Federal, New York State and any other courts in connection with any question of law or fact arising in the course of the arbitration or with respect to any award made.

                  8. All notices and other communications hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to Sumitomo or SBCM, at Sumitomo Bank Capital Markets, Inc., 277 Park Avenue, New York, New York 10172, Attention: President, or at


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         such other address as SBCM shall furnish to GS Inc. in writing, or (b)
         if to the Partnership, GSNY or GS Inc., at 85 Broad Street, New York, New York 10004, Attention: General Counsel, or at such other address as GS Inc. shall furnish to Sumitomo or SBCM in writing.

                  9. This Voting Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, that this Voting Agreement shall not be binding upon a transferee of Securities that is not affiliated with Sumitomo who acquired such Securities in a disposition which is permitted under the Subscription Agreement. This Voting Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement as of the date above written.

                                    THE SUMITOMO BANK, LIMITED


                                   By:  /s/ Ryuzo Kodama
                                      -----------------------------
                                      Ryuzo Kodama
                                      Director and Head of the Americas Division



                                   SUMITOMO BANK CAPITAL MARKETS, INC.


                                   By:  /s/ Natsuo Okada
                                      -------------------------------
                                      Natsuo Okada
                                      President



                                   THE GOLDMAN SACHS GROUP, INC.


                                   By:  /s/ Robert J. Katz
                                      --------------------------------
                                      Robert J. Katz
                                      Executive Vice President



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